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                                                                   EXHIBIT 10.18

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("Amendment"), dated as of June 14, 1996, is entered into by and among CALIFORNIA MICROWAVE, INC. (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent"), the Swingline Bank and the Issuing Bank, and the several financial institutions party to the Credit Agreement (collectively, the "Banks").

                                    RECITALS

         A. The Company, Banks, and Agent are parties to a Credit Agreement dated as of December 21, 1995 (the "Credit Agreement") pursuant to which the Agent and the Banks have extended certain credit facilities to the Company.

         B. It has been determined that one or more of the Existing BofA Letters of Credit are denominated in currencies other than Dollars, and certain Letters of Credit denominated in currencies other than Dollars have been issued with the concurrence of the Banks under Article III of the Credit Agreement. The Company has requested that the Banks waive any technical default resulting therefrom and agree to certain amendments of the Credit Agreement, including an amendment to permit the issuance of Letters of Credit in currencies other than Dollars. The Banks are willing to do so subject to the terms and conditions of this Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

         2.  Waiver and Ratification.

                  (a) Subject to and upon the terms and conditions hereof, the Banks hereby waive any breach of or default arising under the Credit Agreement in connection with any Existing BofA Letters of Credit denominated in currencies other than Dollars, the issuance since the Closing Date of Letters of Credit denominated in such currencies, or any inaccuracies in Schedule 3.03 - Existing BofA Letters of Credit. The Banks hereby ratify all acts of the Agent and the Issuing Bank in connection with the issuance of Letters of Credit denominated in currencies other than Dollars and agree that all such Letters of Credit shall be governed by the Credit Agreement as amended by this Amendment as

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though this Amendment were in effect on the date of their Issuance.

                  (b) Nothing contained herein shall be deemed a waiver of (or otherwise affect the Agent's or the Banks' ability to enforce) any other default or any Event of Default whether now existing or arising in the future.

         3.  Amendments to Credit Agreement.

                  (a) Section 1.01 of the Credit Agreement shall be amended by adding the following defined terms in their appropriate alphabetical places:

                  "Applicable Currency" means, as to any particular payment or L/C Obligation, Dollars or the Offshore Currency in which it is denominated or is payable.

                  "Computation Date" has the meaning specified in subsection 3.10(a).

                  "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Agent or the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency.

                  "FX Trading Office" means the Foreign Exchange Trading Center #5193, San Francisco, California, of BofA, or such other of BofA's offices as BofA may designate from time to time.

                  "Notice of Prepayment" means a notice in substantially the form of Exhibit H.

                  "Offshore Currency" means any lawful currency constituting a eurocurrency (other than Dollars) that in the opinion of the Issuing Bank is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars.

                  "Same Day Funds" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

                  "Spot Rate" for a currency means the rate quoted by BofA as the spot rate for the purchase by BofA of such


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         currency with another currency through its FX Trading Office (i) at approximately 8:00 a.m. (San Francisco time) on the date two Banking Days prior to the relevant Computation Date or (ii) at such time and on such date as the Issuing Bank determines to pay a drawing in an Offshore Currency and contracts to purchase funds for that purpose.

                  (b) Section 1.01 of the Credit Agreement shall be further amended by deleting the defined terms "L/C Amendment Application", "L/C Application", "L/C Commitment," "L/C Obligations," and "Letters of Credit" and replacing them in their entirety with the following five definitions:

                  "L/C Amendment Application" means (a) a written application form for amendment of outstanding standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request, which may be transmitted by facsimile if immediately confirmed in an original writing, or (b) notwithstanding the provisions of
         Section 11.02, a request transmitted to the Issuing Bank by electronic transmission in such manner and effective upon such terms as the Company and the Issuing Bank may separately agree in writing.

                  "L/C Application" means (a) a written application form for issuances of standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request, which may be transmitted by facsimile if immediately confirmed in an original writing, or (b) notwithstanding the provisions of Section 11.02, a request transmitted to the Issuing Bank by electronic transmission in such manner and effective upon such terms as the Company and the Issuing Bank may separately agree in writing.

                  "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit (including the Existing BofA Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the Dollar Equivalent amount of $20,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.05; provided that the aggregate amount of any Letters of Credit outstanding which may be drawn in support of the performance of financial obligations shall not at any time exceed the Dollar Equivalent amount of $5,000,000; and provided further that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

                  "L/C Obligations" means at any time the sum of (a) the aggregate undrawn Dollar Equivalent amount of all Letters of Credit then outstanding, plus (b) the Dollar Equivalent


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         amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.


                  "Letters of Credit" means the Existing BofA Letters of Credit and any standby letters of credit Issued by the Issuing Bank pursuant to Article III, which may be denominated either in Dollars or Offshore Currencies.

                  (c) The Credit Agreement shall be amended by adding a new Section 1.04 as follows:

                  "1.04 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate."

                  (d) Subsection 2.03(a) of the Credit Agreement shall be amended by deleting the first sentence and replacing it with the following:

                  "Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing which notice must be received by the Agent (i) prior to 3:00 p.m. (San Francisco time) two Business Days prior to the requested Borrowing Date in the case of Offshore Rate Loans, or (ii) prior to 8:00 a.m. (San Francisco time) on the requested Borrowing Date in the case of Base Rate Loans; specifying:

                               (i) the amount of the Borrowing, which shall be
                  in an aggregate minimum amount of $1,000,000 or any multiple of $500,000 in excess thereof;

                               (ii) the requested Borrowing Date, which shall be
                  a Business Day;

                               (iii) the Type of Loans comprising the Borrowing;
                  and

                               (iv) the duration of the Interest Period
                  applicable to such Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months."

                  (e) Subsection 2.04(b) shall be amended by deleting it and replacing it with the following:

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                  "(b) The Company shall deliver a Notice of
         Conversion/Continuation to be received by the Agent not later than (i) 8:00 a.m. (San Francisco time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans; and (ii) 3:00 p.m. (San Francisco time) two Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; specifying:

                                    (A) the proposed Conversion/Continuation
                  Date;

                                    (B) the aggregate amount of Loans to be
                  converted or continued;

                                    (C) the Type of Loans resulting from the
                  proposed conversion or continuation; and

                                    (D) other than in the case of conversions
                  into Base Rate Loans, the duration of the requested Interest Period."

                  (f) Subsection 2.06 of the Credit Agreement shall be amended by deleting the first sentence and replacing it with the following:

         "Subject to Section 4.04, the Company may, at any time or from time to time, upon delivery of a Notice of Prepayment to the Agent (i) prior to 3:00 p.m. (San Francisco time) two Business Days prior to the date of prepayment in the case of Offshore Rate Loans, (ii) prior to 11:00 a.m. (San Francisco time) on the date of prepayment in the case of Base Rate Loans, or (iii) prior to Noon (San Francisco time) on the date of prepayment in the case of Swingline Loans, ratably prepay Loans in whole or in part, (a) in minimum amounts of $1,000,000 or any multiple of $500,000 in excess thereof in the case of Revolving Loans or (b) in a minimum amount of $100,000 in the case of Swingline Loans."

                  (g) Subsection 3.02(a) of the Credit Agreement shall be amended by deleting it and replacing it with the following:

                  "(a) Each Letter of Credit shall be issued upon the irrevocable request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business


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         Day); (ii) the face amount of the Letter of Credit denominated in
         Dollars or an Offshore Currency; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require. The Company may delegate authority to designated officers of the Company or of its wholly owned Subsidiaries to execute such requests for the Issuance under this subsection or the amendment under subsection 3.02(c) of Letters of Credit to be issued in the name of the Company or such Subsidiaries but for the account of the Company pursuant to
         Article III of this Agreement. In addition, if the Letter of Credit being requested is to be issued in support of the performance of financial obligations, the request for its Issuance must also include a certification that the Letter of Credit is a financial Letter of Credit and that the total of all such financial Letters of Credit outstanding plus the requested financial Letter of Credit does not exceed the Dollar Equivalent amount of $5,000,000. The Agent will promptly notify the Banks of the receipt by it of any L/C Application."

                  (h) Subsection 3.02(c) of the Credit Agreement shall be amended by deleting it and replacing it with the following:

                           "(c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Amendment Application."

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                  (i) Subsection 3.03(c) of the Credit Agreement shall be
amended by deleting it and replacing it with the following:

         "Upon the receipt of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. Immediately upon reaching a determination that it will pay a drawing under a Letter of Credit and, in the case of a Letter of Credit denominated in an Offshore Currency, upon also determining the Dollar Equivalent amount of the drawing, the Issuing Bank shall notify the Company and the Agent of (i) its determination to pay the drawing, (ii) the date the drawing will be paid (the "Honor Date"), (iii) the Dollar Equivalent amount of the drawing, and (iv) in the case of a Letter of Credit denominated in an Offshore Currency, the amount to be paid in the Offshore Currency. The Issuing Bank will endeavor to provide such notice at least one Business Day prior to the Honor Date, but the delivery of such notice shall not be a condition to the payment of the drawing nor to the Company's obligation to reimburse the amount paid on the Honor Date. The Company shall reimburse the Issuing Bank in Dollars in Same Day Funds no later than 10:00 a.m. (San Francisco time) on the Honor Date, the Dollar Equivalent amount equal to the amount so to be paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank in Same Day Funds for the full Dollar Equivalent amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans in the Dollar Equivalent amount equal to the amount to be reimbursed on the Honor Date, which Base Rate Loans shall be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in Section
         5.02. The Issuing Bank shall be authorized to apply the proceeds of such Base Rate Loans to the purchase of funds in the Applicable Currency to pay each drawing due to be paid on the Honor Date. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice."

                  (j) Subsection 3.03(e) of the Credit Agreement shall be amended by deleting it and replacing it with the following:

                  "(e) With respect to any unreimbursed drawing that is not converted into Revolving Loans or Swingline Loans consisting of Base Rate Loans to the Company in whole or in

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         part, because of the Company's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing denominated in Dollars in the Dollar Equivalent amount of such drawing as determined by the Agent, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03."

                  (k) Subsection 3.08(a) of the Credit Agreement shall be amended by inserting into the first sentence the words "Dollar Equivalent" immediately following the words "average daily maximum" and by adding the following proviso to the first sentence: "provided, however, that the Dollar Equivalent amount of any such Letters of Credit which are denominated in any Offshore Currency shall be determined based upon the Spot Rate for the purchase of such Offshore Currency with Dollars at Issuance and as of the last Business Day of each month for the quarter in question."

                  (l) Subsection 3.08(b) of the Credit Agreement shall be amended by inserting into the first sentence the words "Dollar Equivalent of the" immediately following the words "that percentage of the".

                  (m) Article III of the Credit Agreement shall be amended by adding a new Section 3.10 as follows:

                  "3.10. Letters of Credit Denominated in Offshore Currencies.
         (a) The Agent will determine the Dollar Equivalent amount with respect to any (i) Letter of Credit denominated in an Offshore Currency as of the date of Issuance, (ii) outstanding L/C Obligations from time to time as necessary to compute availability under the L/C Commitment, the Commitments, or the Swingline Commitment, and (iii) other amount necessary for the administration of this Agreement (each such date under clauses (i) through (iii) a "Computation Date"). Each determination of a Dollar Equivalent amount by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

                  (b) Subject to Section 4.04, if on any Computation Date the Agent shall have determined that, due to a change in applicable rates of exchange between Dollars and Offshore Currencies, either (a) the Effective Amount of all L/C Obligations exceeds the L/C Commitment or
         (b) the aggregate Dollar Equivalent principal amount of all Loans

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         and L/C Obligations then outstanding exceeds the combined Commitments of the Banks, then the Agent shall give notice to the Company which states the Dollar Equivalent amount of any such excess and requires the Company to Cash Collateralize or to make such mandatory prepayments as required by Section 2.07.

                  (n) Schedule 3.03 of the Credit Agreement shall be amended by deleting it and replacing it with "Schedule 3.03-- First Amendment" which is attached to this Amendment which shall be dated as of the Closing Date.

                  (o) "Exhibit H -- Notice of Prepayment" shall be added to the Credit Agreement in the form which is attached to this Amendment.

         4. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks as follows:

                  (a) No Default or Event of Default has occurred and is continuing.

                  (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

                  (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

                  (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

         5. Effective Date. This Amendment will become effective on the day (the "Effective Date") when all of the following conditions precedent are satisfied:

                  (a) The Agent has received from the Company and each of the Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Amendment.

                  (b) The Agent has received from the Company a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date

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hereof, authorizing the execution, delivery and performance of this Amendment.

                  (c) All representations and warranties contained herein are true and correct as of the Effective Date.

         6. Reservation of Rights. The Company acknowledges and agrees that neither the Agent's nor the Banks' forbearance in exercising their rights and remedies in connection with any breach or default under the Credit Agreement, nor the execution and delivery by the Agent and the Banks of this Amendment, shall be deemed (i) to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar waivers under the same or similar circumstances in the future, or (ii) to waive, relinquish or impair any right of the Agent or the Banks to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to any such breach or default under the Credit Agreement.

         7.  Miscellaneous.

                  (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

                  (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

                  (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

                  (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

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                  (e) This Amendment, together with the Credit Agreement,
contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 11.01 of the Credit Agreement.

                  (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

                  (g) The Company covenants to pay to or reimburse the Agent and the Banks, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment, including without limitation appraisal, audit, search and filing fees incurred in connection therewith.


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment as of the date first above written.

                                   CALIFORNIA MICROWAVE, INC.

                                   By: /s/_________________________________

                                   Title:__________________________________

                                   By: /s/_________________________________

                                   Title:__________________________________

                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION, as Agent

                                   By: /s/_________________________________

                                   Title: Vice President

                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION, as a
                                   Bank, the Swingline Bank and the
                                   Issuing Bank

                                   By: /s/_________________________________

                                   Title: Vice President

                                   ABN AMRO BANK N.V.
                                   By:  ABN AMRO NORTH AMERICA, INC.,
                                        as agent for ABN AMRO BANK
                                        N.V.

                                   By: /s/_________________________________

                                   Title:__________________________________

                                   By: /s/_________________________________

                                   Title:__________________________________


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                                   CANADIAN IMPERIAL BANK OF COMMERCE

                                   By: /s/_________________________________

                                   Title:__________________________________


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